UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 7, 2011

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  —  Entry into a Material Definitive Agreement.

On January 7, 2011, we entered into Note Amendment and Forbearance Agreements, effective as of January 4, 2011, with the following Noteholders, all of which were holders of our Convertible Promissory Notes due May 31, 2010 (the “Old Notes”): BancBoston Ventures, Inc.; BCLF Ventures I, LLC; Essex Regional Retirement Board; Massachusetts Technology Development Corporation; and Spencer Trask Specialty Group, LLC (collectively, the “Noteholders”). The Old Notes were issued in July 2007 in connection with our acquisition from the Noteholders of shares of the preferred stock of CASTion Corporation (“Castion”) representing, in the aggregate, 90.31% of the total issued and outstanding shares of CASTion’s common stock on an as-converted basis.

Pursuant to the Note Amendment and Forbearance Agreements, (i) we made an aggregate of $1,144,335.52 in payments against the outstanding balances of the Old Notes; (ii) the Noteholders converted an aggregate of $902,709.60 in principal and accrued interest under the Old Notes into shares of our Series B Convertible Preferred Stock (as reported in Item 3.02 below); (iii) we issued to the Noteholders warrants for the purchase of an aggregate of 17,585,127 shares of our Common Stock at an exercise price of $0.40 per share (the “$0.40 Warrants”) and an aggregate of 6,018,065 shares of our Common Stock at an exercise price of $0.30 per share (the “$0.30 Warrants” and, together with the $0.40 Warrants, the “Warrants”); (iv) we amended and restated the Old Notes to read in the form of Amended and Restated Promissory Notes due February 29, 2012 (the “Restated Notes” and, with the Old Notes, the “Notes”); (v) we made additional cash payments to the Noteholders in the aggregate amount of $37,913.81; and (vi) the Noteholders agreed, subject to certain conditions set forth in the Note Amendment and Forbearance Agreements, to forbear until February 29, 2012, from exercising their rights and remedies under the Restated Notes or under the Stock Pledge Agreement dated as of July 2, 2007 made by ThermoEnergy in favor of Spencer Trask Specialty Group, LLC, as agent for itself and the other Noteholders, pursuant to which we have pledged our ownership interest in CASTion as security for our obligations under the Notes.

The Restated Notes bear interest at the rate of 10% per annum (with penalty interest at the rate of 18% per annum following maturity or an event of default). Installment payments (based on a 10-year amortization schedule) are due on the last day of each month beginning January 31, 2011 and continuing through February 29, 2012, at which time the entire unpaid principal amount of, and accrued interest on, the Restated Notes shall be due and payable. The Restated Notes are convertible, in whole or in part, at any time at the election of the Noteholders, into shares of our Series B Convertible Preferred Stock at the rate of $2.40 per share. We may prepay the Restated Notes at any time, upon 15 days’ prior written notice, without premium or penalty. In the event, on or before July 5, 2011, we make any payments of principal or accrued interest on the Restated Notes, then simultaneously with the making of such payment a portion of the remaining principal and accrued and unpaid interest on the Restated Notes in an amount equal to the amount of such payment shall automatically convert into shares of our Series B Convertible Preferred Stock at the rate of $2.40 per share. In the event that (i) the closing price of our Common Stock for 20 consecutive trading days equals or exceeds $0.72 per share and (ii) the daily average trading volume of our Common Stock exceeds 30,000 shares for 20 consecutive trading days, then upon notice from us to the Noteholders, given at any time thereafter, the entire principal amount of the Restated Notes then outstanding, plus all accrued and unpaid interest thereon, shall automatically convert into shares of our Series B Convertible Preferred Stock at the rate of $2.40 per share. We have agreed that, upon conversion of all or any portion of the Restated Notes, we will issue to the converting Noteholder a five-year warrant in the same form as the $0.30 Warrants for the purchase, at an exercise price of $0.30 per share, of that number of shares of our Common Stock determined by dividing (i) 200% of the amount of principal and interest so converted by (ii) $0.30. The Restated Notes contain other conventional terms, including events of default upon the occurrence of which the Restated Notes become immediately due and payable.

The forms of the Note Amendment and Forbearance Agreements and of the Restated Notes are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and the foregoing description is qualified in its entirety by reference to such Exhibits.

Item 3.02 —  Unregistered Sales of Equity Securities.

Pursuant to the Note Amendment and Forbearance Agreements reported in Item 1.01 above, on January 7, 2011, we issued and sold to the each of the following Noteholders (i) the number of shares of our Series B Convertible Preferred Stock set forth opposite its name under the heading “Series B Shares” below; (ii) warrants for the purchase, at an exercise price of $0.30 per share, of the number of shares of our Common Stock set forth opposite its name under the heading “$0.30 Warrant Shares” below; and (iii) warrants for the purchase, at an exercise price of $0.40 per share, of the number of shares of our Common Stock set forth opposite its name under the heading “$0.40 Warrant Shares” below:

Investor	Series B Shares	$0.30 Warrant Shares	$0.40 Warrant Shares
BancBoston Ventures Inc.	3,469 shares	55,502 shares	152,710 shares
BCLF Ventures I, LLC	57,372 shares	917,957 shares	2,525,718 shares
Essex Regional Retirement Board	1,743 shares	27,752 shares	76,357 shares
Massachusetts Technology Development Corporation	105,220 shares	1,683,521 shares	4,632,132 shares
Spencer Trask Specialty Group, LLC	208,333 shares	3,333,333 shares	10,198,210 shares

Each share of our Series B Convertible Preferred Stock is convertible, at any time at the option of the holder thereof, into ten shares of our Common Stock resulting in an effective purchase price of $0.24 per share of our Common Stock.

The Warrants entitle the holders thereof to purchase, at a purchase price of $0.40 per share and $0.30 per share, respectively.  The Warrants may be exercised at any time on or before January 4, 2016, subject to our right to accelerate the expiration date in the event the closing price for our Common Stock exceeds 200% of the closing price on January 4, 2011 for a period of 30 consecutive trading days.

The Warrants contains other conventional terms, including provisions for cashless exercise and for adjustment in the Exercise Price and/or the securities issuable upon exercise in the event of certain specified extraordinary corporate events, such as stock splits, combinations, and stock dividends.

The form of Warrants is filed as Exhibit 4.1 to this Current Report on Form 8-K and the foregoing description of the Warrants is qualified in its entirety by reference to such Exhibit.

In the Note Amendment and Forbearance Agreements, each Noteholder represented to us that it is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933) and that it was acquiring the shares of our Series B Convertible Preferred Stock and the Warrants for its own account, for investment purposes, and without a view toward distribution or resale of such securities.  The shares of our Series B Convertible Preferred Stock and the Warrants were issued to the Noteholders in a transaction not involving a public offering and without registration under the Securities Act of 1933 in reliance on the exemption from registration provided by Section 4(2) of such Act.

In the Note Amendment and Forbearance Agreements, we agreed that if we register any shares of our Common Stock under the Securities Act of 1933 in connection with the public offering of such shares (subject to certain conventional exceptions) we will, at the request of the Noteholders, include in such registration the shares of our Common Stock issuable upon conversion of the shares of our Series B Convertible Preferred Stock issued or issuable upon conversion of the Amended Notes or upon exercise of the Warrants.  The registration rights provisions of the Note Amendment and Forbearance Agreements contain conventional terms including indemnification and contribution undertakings.

Item 9.01       Financial Statements and Exhibits

(c)       Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrants issued pursuant to the several Note Amendment and Forbearance Agreements by and between ThermoEnergy Corporation and the Noteholders identified above.

10.1	Form of Note Amendment and Forbearance Agreements dated as of January 4, 2011 by and between ThermoEnergy Corporation and the Noteholders identified above.

10.2
Form of Convertible Promissory Notes due February 29, 2012, dated January 4, 2011, issued pursuant to the several Note Amendment and Forbearance Agreements by and between ThermoEnergy Corporation and the Noteholders identified above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2011

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Teodor Klowan, Jr.
Name:	Teodor Klowan, Jr. CPA
Title:	Executive Vice President and Chief Financial Officer